EXHIBIT 10.4

                                       FTC
                                COMMERCIAL CORP.

                           1525 SOUTH BROADWAY STREET
                              LOS ANGELES, CA 90015
                       TEL: 213-745-8888 FAX: 213-745-8887

                     AMENDMENT NO. 1 TO FACTORING AGREEMENT

         This Amendment No. 1 to Factoring Agreement (this "Amendment") is entered into as of September 30, 2005 by and between FTC COMMERCIAL CORP. ("FTC", "we" or "us") and VERSATILE ENTERTAINMENT, INC., a California limited liability company ("Client" or "you"), with reference to the following:

         A. FTC and Client are parties to a Factoring Agreement dated October 14, 2004 (the "Factoring Agreement"), the provisions of which are incorporated into this Amendment.

         B. FTC and Client desire to amend the Factoring Agreement, as set forth herein.

         NOW, THEREFORE, FTC and Client agree as follows:

         1.       Initially   capitalized   terms  used  herein  which  are  not
otherwise defined shall have the meanings assigned to them in the Factoring Agreement.

         2. The second paragraph of Section 2 of the Factoring Agreement is hereby amended in its entirety to read as follows:

                  Outstanding factoring advances shall not at any time exceed the "maximum factoring advances amount", which shall be defined, as of any date of determination, as an amount equal to (i) up to eighty-five percent (85%) of the purchase price of all accounts purchased by us from you from time to time pursuant to this Agreement less (ii) such reserves as we, in our sole discretion, elect to establish, including, without limitation, reserves for concentration accounts, "client's risk accounts" (as defined in SECTION 4 below), disputed accounts, and non-disputed accounts. We shall not make a factoring advance to the extent such factoring advance would cause the aggregate amount of factoring advances then outstanding to exceed the maximum factoring advances amount. If at any time an overadvance exists, then you shall pay to us, or we may charge the Factoring Account (as defined in SECTION 3 below) with, such amount as may be necessary to eliminate the overadvance. Without affecting your obligation to immediately repay the overadvance, you agree to pay us a fee in the amount of three percent (3.0%) above Prime Rate as defined in SECTION 27 for each day that an overadvance exists. Amounts owing by you under this SECTION 2 may be repaid and made available again to you at any time prior to the earliest of (i) acceleration of your obligations to us pursuant to
                  Section 17 or (ii) the termination date of this Agreement.

         3. Section 3 of the Factoring Agreement is hereby amended in its entirety to read as follows:

                  Fifteen percent (15%) of all unpaid accounts purchased by us and one hundred percent (100%) of all accounts which are disputed or which you may be obligated to repurchase (including, without limitation, any "client's risk account" as defined in SECTION 4) shall be held by us as cash collateral (hereinafter the "RESERVE") against which we may at any time charge any liability you may now or hereafter owe us, directly or indirectly. We shall have the right to change the percentage of unpaid accounts at which the reserve will be maintained at any time without notice to you as we in our sole discretion shall deem necessary for our protection. Should any notice of termination of this Agreement be sent by either party or should we terminate without notice as provided for in
                  SECTION 17,


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                  then we may hold one  hundred  percent  (100%)  of all  unpaid accounts as such reserve. We may, in our sole discretion, withhold a reserve from any payment to you should we have reason to believe sufficient objection to the amount owed may be raised by a customer, court of competent jurisdiction, or other relevant third party. The reserve required hereunder shall be maintained with us in an account designated as the "Factoring Account."

         4. The first sentence under the heading FACTORING SERVICE CHARGE in Section 23 of the Factoring Agreement is hereby amended to read as follows:

                  You shall pay us a commission in an amount equal to eight tenths of one percent (.80%) of the net amount of each account receivable for the first sixty (60) day term or part thereof, plus one quarter of one percent (.25%) of such net amount for each additional thirty (30) day term or part thereof, but in no event less than three dollars ($3.00) per invoice.

         5. Subpart 3 under the heading INTEREST RATE in Section 23 of the Factoring Agreement is amended in its entirety to read as follows:

                  3. The interest rate charged will be the Prime Rate plus one percent (1.0%) pursuant to this Section 23 or as otherwise set forth in this Agreement.

         6. The definition of "Prime Rate" in Section 27 of the Factoring Agreement is amended in its entirety to read as follows:

                  "Prime Rate" shall mean the average money center bank prime lending rate as quoted in the Wall Street Journal, Western Edition, as may be adjusted from time to time, which such rate may not be the lowest or best lending rate made available by such banks.

         7. Except as amended hereby, the Factoring Agreement shall remain in full force and effect and unmodified. Client hereby reaffirms each and every one of its representations, warranties and covenants under the Factoring Agreement.

         8. Any reference in the Factoring Agreement to "this Agreement", "herein", "hereunder" or words of similar meaning shall mean the Factoring Agreement as amended by this Amendment.

         9. Client hereby represents and warrants to FTC that this Amendment has been duly authorized by all necessary action on the part of Client and constitutes a valid and legally binding obligation of Client, enforceable against Client in accordance with its terms.

         10. This Amendment shall be governed by the laws of the State of California without regard to the conflicts of law principles thereof.

         11. The Factoring Agreement, as amended by this Amendment, constitutes the entire agreement between FTC and Client as to the subject matter hereof and may not be altered or amended except by written agreement signed by FTC and Client. No provision hereof may be waived by FTC except upon written waiver executed by FTC.

         12. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         Executed at Los Angeles, California, as of the date first set forth above.


         FTC COMMERCIAL CORP.                  VERSATILE ENTERTAINMENT, INC.

         By: /s/ Kenneth L. Wengrod            By: /s/ Daniel Guez
            ------------------------------        ------------------------------
            Kenneth L. Wengrod, President         Title:  President


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